UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 9, 2009


                          ROCKY MOUNTAIN MINERALS, INC
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


         Wyoming                        0-9060                    83-0221102
         -------                        ------                    ----------
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
    of Incorporation)                File Number)            Identification No.)


2480 North Tolemac Way, Prescott, Arizona                           86305
-----------------------------------------                           -----
(Address of Principal Executive Offices)                         (Zip Code)


       Registrant's telephone number, including area code: (928) 778 1450


          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.02. Termination of a Material Definitive Agreement

WITHDRAWAL FROM AUSTRALIAN NICKEL JOINT VENTURE

The Company advises that its wholly owned subsidiary, RMMI Australia Pty Ltd ("RMMI"), has formally withdrawn from the Australian Nickel Joint Venture and the underlying Falcon Bridge Joint Venture, a nickel exploration venture in Western Australia.

On March 6, 2009, final agreement between the joint venture participants; RMMI and Strategic Energy Resources Ltd (formally Eagle Bay Resources N.L) to early termination of the joint venture was agreed to.

The agreement terminating the joint venture required our co-venturer to waive the 12 month notice period for termination by RMMI.

The Company's 50% interest in the Falcon Bridge Joint Venture has been offered to Strategic Energy Resources Ltd for nominal consideration.

A decision was taken to withdraw from the Australian Nickel Joint Venture and in particular the Falcon Bridge Joint Venture, before any material expenditure had to be incurred. This decision was made based on the significant reduction in the market price of nickel, and following a change of direction by our joint venturer. The current economic climate and the medium term outlook are regarded as not being conducive to a high risk nickel exploration program.

There were no termination penalties incurred by RMMI.

The Company intends to dispose of our now dormant subsidiary, RMMI.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ROCKY MOUNTAIN MINERALS, Inc.

Date: March 9, 2009                      By: /s/ M.A. Muzzin
                                             ---------------
                                             M.A. Muzzin
                                             President



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